Exhibit 99.1

USG CORPORATION STOCKHOLDERS APPROVE ACQUISITION BY KNAUF

A Conditional Special Dividend of $0.50 per Share Will Be Paid to USG Stockholders on October 2, 2018

Chicago, IL, September 26, 2018 – USG Corporation (NYSE: USG) (“USG” or “the Company”) announced that at the Company’s special meeting of stockholders held today, USG stockholders voted to adopt the Agreement and Plan of Merger (the “merger agreement”) with Gebr. Knauf KG (“Knauf”), dated as of June 10, 2018.

“We are thrilled that our stockholders recognize the significant value that will be created through this transaction and showed their strong support for it through today’s vote,” said Jennifer Scanlon, president and chief executive officer of USG. “This is great news not only for our stockholders, who will realize significant and certain cash value, but also for our employees and customers, who will benefit from the innovation and growth our collaboration with Knauf will deliver. We believe in the substantial power of this combination and look forward to uniting these two great companies, pending the receipt of necessary regulatory approvals and other customary closing conditions.”

Approximately 99% of all votes cast voted in favor of the adoption of the merger agreement, representing approximately 88% of all outstanding shares as of August 21, 2018, the record date for the special meeting. The final voting results for each of the proposals voted on at the special meeting will be reported on a Current Report on Form 8-K, in accordance with the rules of the U.S. Securities and Exchange Commission.

Under the terms of the merger agreement, in the event the merger closes, each share of common stock of USG, par value $0.10 per share (“USG common stock”) issued and outstanding immediately prior to the effective time of the merger (other than shares of USG common stock owned by Knauf and its subsidiaries, USG and its subsidiaries or certain other excluded holders pursuant to the terms of the merger agreement) automatically will be converted into the right to receive the closing consideration of $43.50 in cash.

Additionally, stockholder approval of the merger agreement clears the way for the Company to pay the previously declared conditional special cash dividend of $0.50 per share of USG common stock (the “conditional special dividend”) on October 2, 2018. The conditional special dividend is payable to holders of USG common stock as of the August 21, 2018 record date (subject to due bill trading as described below).

Adoption of the merger agreement by USG stockholders is a condition to the closing of the merger. The merger is subject to certain other customary closing conditions, including receipt of regulatory approvals. The Company currently expects the merger to close in early 2019.

Important Information About the Special Cash Dividend

Due to the contingent nature of the conditional special dividend, USG common stock has traded with “due bills,” representing an assignment of the right to receive the conditional special dividend, since August 20, 2018 (one business day prior to the record date) and will continue to trade with due bills through the conditional special dividend payment date (such period of time the “due bill period”). AS A RESULT, HOLDERS OF USG COMMON STOCK ON THE RECORD DATE MUST HOLD USG COMMON STOCK THROUGH THE CONDITIONAL SPECIAL DIVIDEND PAYMENT DATE TO BE ENTITLED TO RECEIVE THE CONDITIONAL SPECIAL DIVIDEND. PURCHASERS OF USG COMMON STOCK DURING THE DUE BILL PERIOD WHO HOLD SUCH SHARES OF RECORD ON THE CONDITIONAL SPECIAL DIVIDEND PAYMENT DATE WILL BE ENTITLED TO RECEIVE THE CONDITIONAL SPECIAL DIVIDEND. STOCKHOLDERS THAT SELL USG COMMON STOCK DURING THE DUE BILL PERIOD ARE NOT ENTITLED TO RECEIVE THE CONDITIONAL SPECIAL DIVIDEND. The due bill obligations are settled customarily between the brokers representing the buyers and sellers of USG common stock. USG has no obligations for either the amount of the due bill or the processing of the due bill. Buyers and sellers of USG common stock during the due bill period should consult with their broker before trading in USG common stock to be sure they understand the effect of due-bill procedures.

USG common stock will begin to trade ex-dividend on October 3, 2018, the first business day after the conditional special dividend payment date of October 2, 2018. AS A RESULT, INVESTORS WHO ENTER INTO TRADES TO PURCHASE USG COMMON STOCK ON OR AFTER THE EX-DIVIDEND DATE WILL NOT RECEIVE THE CONDITIONAL SPECIAL DIVIDEND.

For U.S. federal income tax purposes, the conditional special dividend will be characterized as a dividend to the extent paid out of USG’s current or accumulated earnings and profits through the end of the 2018 taxable year, as determined for U.S. federal income tax purposes. Based on USG’s estimate of its current and accumulated earnings and profits, it currently expects that only a portion of the amount of the conditional special dividend will be paid out of its current and accumulated earnings and profits and thus treated as a dividend for U.S. federal income tax purposes. To the extent that the conditional special dividend exceeds USG’s current and accumulated earnings and profits, the excess will first reduce the stockholder’s basis in USG common stock, but not below zero, and then will be treated as gain from the sale of the stockholder’s USG common stock. Stockholders should consult with their own tax advisors regarding the particular tax consequences of receipt of the conditional special dividend pursuant to the merger agreement in light of their particular circumstances.

Cautionary Note Regarding USG Corporation Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions, including but not limited to, statements regarding the proposed merger with Knauf (the “proposed transaction”), including expected timing, completion and effects of the proposed transaction. In some cases, forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “may,” “will be,” “will continue,” “will likely result” and similar expressions. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect the Company’s sales and profitability, liquidity and future value. Any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing the Company’s views as of any subsequent date, and the Company undertakes no obligation to update any forward-looking statement. Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the proposed transaction to be completed are the following: the failure to obtain necessary regulatory or other governmental approvals for the proposed transaction, or if obtained, the possibility of being subjected to conditions that could result in a material delay in, or the abandonment of, the proposed transaction or otherwise have an adverse effect on the Company; continued availability of financing or alternatives for the financing provided in the Knauf debt commitment letter; the failure to satisfy required closing conditions; the potential impact on the UBBP joint venture in the event the proposed transaction is not completed, including that, in connection with the execution of the merger agreement, Boral Limited exercised its option to acquire the Company’s ownership of the UBBP joint venture; the risk that the proposed transaction may not be completed in the expected timeframe or at all; the effect of restrictions placed on the Company and its subsidiaries’ ability to operate their businesses under the merger agreement, including the Company’s ability to pursue alternatives to the proposed transaction; the risk of disruption resulting from the proposed transaction, including the diversion of the Company’s resources and management’s attention from ongoing business operations; the effect of the announcement of the proposed transaction on the Company’s ability to retain and hire key employees; the effect of the announcement of the proposed transaction on the Company’s business relationships, results of operations, financial condition, the market price of the Company’s common stock and businesses generally; the risk of negative reactions from investors, employees, suppliers and customers; the outcome of legal proceedings that have been instituted against the Company related to the proposed transaction and any additional proceedings that may be instituted in the future; the amount of the costs, fees, expenses and charges related to the proposed transaction; and the occurrence of any event giving rise to the right of a party to terminate the merger agreement. Information describing other risks and uncertainties affecting the Company that could cause actual results to differ materially from those in forward-looking statements may be found in the Company’s filings with the SEC, including, but not limited to, the “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q.

About USG Corporation

USG Corporation is an industry-leading manufacturer of building products and innovative solutions. Headquartered in Chicago, USG serves construction markets around the world through its Gypsum, Performance Materials, Ceilings, and USG Boral divisions. Its wall, ceiling, flooring, sheathing and roofing products provide the solutions that enable customers to build the outstanding spaces where people live, work and play. Its USG Boral Building Products joint venture is a leading plasterboard and ceilings producer across Asia, Australasia and the Middle East. For additional information, visit www.usg.com.

USG Corporation

Media:

Sard Verbinnen & Co: Jim Barron/Pam Greene, 212-687-8080

USG Corporation: Kathleen Prause, 312-436-6607, KPrause@usg.com

Investors:

USG Corporation: Bill Madsen, 312-436-5349, investorrelations@usg.com